UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2008

FRANKLIN TOWERS ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-135199 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

5 Ash Drive
Center Barnstead, NH 03225
(Address of Principal Executive Offices, Zip Code)

(702) 966-0436
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 12, 2008, Kelly Fan resigned from her positions as director, President, Chief Executive Officer, Treasurer, Chief Financial Officer of Franklin Towers Enterprises Inc., a Nevada corporation (the “Registrant”), effective as of such date. On the same date, Patricia Dowell resigned from her position as Secretary of the Registrant.

On March 12, 2008, the Board of Directors of the Registrant appointed Dingliang Kuang as a director and as the Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary of the Registrant, effective immediately, to serve at the discretion of the Board of Directors, until his successor is duly appointed and qualified.

Since December 2006, Mr. Kuang has been the executive director of Chongqing Qiluo Textile Co., Ltd., our wholly owned subsidiary. From January 2005 to present, Mr. Kuang has been the General Manager of Chongqing Xinshengxiang Industrial Development Co., Ltd., a Chinese limited company, which specializes in the production of canned foods. From January 2002 to December 2005, Mr. Kuang was the General Manger of Chongqing Xinsheng Industrial Development Co., Ltd., also a Chinese limited company, which specializes in the production of canned foods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN TOWERS ENTERPRISES, INC.

By:	/s/ Dingliang Kuang
Name:	Dingliang Kuang
Title:	President and Chief Executive Officer

Date: March 12, 2008